Form N-CSR Item 19(d) Exhibit

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-264574 on Form N-2 of our report dated February 21, 2025, relating to the financial statements and financial highlights of Eaton Vance Tax-Managed Buy-Write Opportunities Fund (the “Fund”) appearing in this Annual Report on Form N-CSR of the Fund for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 26, 2025